Exhibit 99.1

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2015 Operating Results

NEW YORK, NY, May 6, 2015 - Urban Edge Properties (NYSE:UE) announced today its financial results for the three months ended March 31, 2015.

First Quarter 2015 Highlights:

•	Generated Recurring Funds from Operations ("FFO") of $0.30 per diluted share for the quarter

•
Generated FFO of $0.01 per diluted share for the quarter, including $0.28 per diluted share in transaction costs and one-time equity awards associated with the spin-off from Vornado Realty Trust and $0.01 per diluted share from other non-recurring revenue and expenses, net

•	Increased same-property Net Operating Income (“NOI”) by 2.7% (both with and without redevelopment) for the quarter as compared to the same period in 2014

•	Consolidated retail portfolio occupancy was 95.8%, unchanged compared to December 31, 2014 and up 70 basis points compared to March 31, 2014

•	Increased same-property retail portfolio occupancy 20 basis points to 96.5% compared to December 31, 2014 and up 100 basis points compared to March 31, 2014

•	Executed 24 new leases, renewals, and options during the quarter totaling 372,512 square feet at an average rent spread of 10.0% on a same-space basis

•	Repaid two mortgage loans totaling $29.1 million with a weighted average interest rate of 3.1%

•	Ended the quarter with $199 million cash and cash equivalents and no amounts drawn on the $500 million revolving credit facility

“We are pleased to report strong financial and operating results in our first quarter as a public entity." said Jeff Olson, CEO. "Recurring FFO per share was higher than expected and our leasing team delivered excellent results. During the quarter, we also made significant progress advancing our redevelopment projects and building our pipeline.”

Financial Highlights:
Recurring FFO was $31.7 million, or $0.30 per diluted share, and FFO was $1.5 million, or $0.01 per diluted share, in the first quarter of 2015. FFO includes $29.0 million of transaction costs and one-time equity awards associated with the spin-off from Vornado Realty Trust, which was completed on January 15, 2015, $1.4 million of environmental remediation costs and $1.0 million of debt restructuring costs, partially offset by $1.3 million of tenant settlement income.

Net loss attributable to common shareholders was $11.5 million, or $0.11 per diluted share, for the quarter ended March 31, 2015. A reconciliation of net loss attributable to common shareholders to FFO and the reconciling components of FFO to Recurring FFO are provided in the tables accompanying this press release.

Operating Highlights:
Same-property NOI increased 2.7% (both with and without redevelopment) for the first quarter of 2015 as compared to the first quarter in 2014. A reconciliation of same-property NOI to income before income taxes is provided in the tables accompanying this press release. As of March 31, 2015, occupancy for the company’s consolidated retail portfolio was 95.8%, unchanged compared to December 31, 2014 and up 70 basis points compared to March 31, 2014. On a same-property basis, retail portfolio occupancy increased 20 basis points to 96.5% compared to December 31, 2014 and increased 100 basis points compared to March 31, 2014.

During the first quarter of 2015, the company executed 24 new leases, renewals, and options totaling 372,512 square feet. On a same-space basis, rents for new leases increased by 45.4% and rents for renewals and options increased by 6.2% resulting in a weighted average total increase of 10.0% from prior cash rents, comprising 369,464 square feet at an average rental rate of $18.15 per square foot.

Development and Redevelopment Activities:
The company had approximately $65.8 million of development and redevelopment projects underway of which $51.6 million remained to be funded as of March 31, 2015.

The conversion of Montehiedra Town Center (“Montehiedra”), a 542,000 square-foot mall in Puerto Rico, into an outlet-focused retail mall is on schedule for completion in late 2016. The renovation of our East Hanover warehouses will be substantially complete the second quarter of 2015.

The company continues to build its redevelopment pipeline, which includes a planned expansion at Bergen Town Center and several other expansion projects where new retail pads can be developed.

Subsequent to the end of the quarter, we closed on the purchase of a $2.8 million approximately 7,700 square-foot outparcel, adjacent to Bergen Town Center.

Capital Structure:
Revolving Credit Agreement
On January 15, 2015, the company entered into a $500 million unsecured Revolving Credit Agreement (the “Agreement”) with certain financial institutions. The Agreement has a four-year term with two six-month extension options. Borrowings under the Agreement bear interest at LIBOR plus 1.15% based on our current leverage ratio as defined within the Agreement. No amounts have been drawn to date under the Agreement.

Mortgage Loans
On January 6, 2015, the company completed the restructuring of terms on the $120 million, 6.04% mortgage loan secured by Montehiedra. The loan maturity has been extended from July 2016 to July 2021 and the principal was separated into two tranches, a senior $90 million note with interest at 5.33% to be paid currently and a junior $30 million note with interest accruing at 3%. As part of the planned redevelopment of the property, the company is committed to fund $20 million for leasing and capital expenditures of which $8 million has been funded through the quarter ended March 31, 2015. On February 11, 2015 we repaid the 5.32%, $12.1 million loan secured by our Mount Kisco (A&P) property. On March 10, 2015 we repaid the 1.47% variable rate, $17 million loan secured by Forest Plaza on Staten Island.

Balance Sheet Highlights:
At March 31, 2015, the company’s total market capitalization (including debt and equity) was $3.8 billion comprised of 105.4 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $2.5 billion and approximately $1.3 billion of debt (excluding any debt premium/discount). The company's net debt to Adjusted EBITDA was 5.5x. At March 31, 2015, the company had approximately $199 million of cash and cash equivalents on hand and had not drawn on its revolving credit facility.

Non-GAAP Financial Measures
The company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry, particularly REITs. FFO is calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. Recurring FFO is presented as a supplemental measure in order to present operations in a manner most relevant to its future operations and comparability of historical financial periods.

We believe financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from FFO and Recurring FFO measures. The company’s method of calculating FFO and Recurring FFO may be different from methods used by other REITs, and accordingly, may not be comparable to such other REITs.

The company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from our operating income or net income. In this release, the company has provided NOI on a same-property basis. Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of the reporting periods being compared and excludes properties that were under development/redevelopment, and properties acquired, sold, or are in the foreclosure process during the periods being compared.

Earnings before interest, tax, depreciation and amortization ("EBITDA") and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs and as a measure of the company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance. Accordingly, the use of EBITDA and Adjusted EBITDA in various ratios provides a meaningful performance measure as it relates to its ability to meet various coverage tests for the stated period.

FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance.The company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and Adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

ADDITIONAL INFORMATION
For a copy of the company’s first quarter supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a real estate investment trust that owns, operates and develops retail properties in high barrier-to-entry markets. The company comprises 79 shopping centers, 3 malls and a warehouse park adjacent to one of the centers, and aggregates 14,821,000 square feet. The consolidated retail portfolio occupancy was 95.8% at March 31, 2015.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2015	2014
ASSETS	(Unaudited)
Real estate, at cost:
Land	$378,096	$378,096
Buildings and improvements	1,633,649	1,632,228
Construction in progress	11,864	8,545
Leasehold improvements and equipment	3,796	3,935
Total	2,027,405	2,022,804
Accumulated depreciation and amortization	(479,254)	(467,503)
Real estate, net	1,548,151	1,555,301
Cash and cash equivalents	199,011	2,600
Cash held in escrow and restricted cash	12,935	9,967
Tenant and other receivables, net of allowance for doubtful accounts of $2,350 and $2,432, respectively	12,485	11,424
Receivable arising from the straight-lining of rents	89,281	89,199
Identified intangible assets, net of accumulated amortization of $21,299 and $20,672, respectively	34,089	34,775
Deferred leasing costs, net of accumulated amortization of $12,483 and $12,121, respectively	17,412	17,653
Deferred financing costs, net of accumulated amortization of $6,338 and $6,813, respectively	12,943	10,353
Prepaid expenses and other assets	10,161	10,257
Total assets	$1,936,468	$1,741,529

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable	$1,253,889	$1,288,535
Identified intangible liabilities, net of accumulated amortization of $64,092 and $62,395, respectively	158,612	160,667
Accounts payable and accrued expenses	32,705	26,924
Other liabilities	9,187	6,540
Total liabilities	1,454,393	1,482,666
Commitments and contingencies
Redeemable noncontrolling interests	143,675	—
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,262,413 shares issued and outstanding	992	—
Additional paid-in capital	366,306	—
Accumulated earnings (deficit)	(29,245)	—
Noncontrolling interest	347	341
Vornado equity	—	258,522
Total equity	338,400	258,863
	$1,936,468	$1,741,529

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
REVENUE
Property rentals	$57,586	$57,424
Tenant expense reimbursements	24,303	24,797
Other income	1,894	411
Total revenue	83,783	82,632
EXPENSES
Depreciation and amortization	13,732	13,598
Real estate taxes	12,824	12,666
Property operating	16,523	16,566
General and administrative	12,326	5,109
Ground rent	2,514	2,556
Transaction costs	21,859	—
Provision for doubtful accounts	323	369
Total expenses	80,101	50,864
Operating income	3,682	31,768
Interest income	11	9
Interest and debt expense	(15,169)	(13,130)
Income (loss) before income taxes	(11,476)	18,647
Income tax expense	(541)	(731)
Net income (loss)	(12,017)	17,916
Less net (income) loss attributable to noncontrolling interests in:
Limited partnership interests in operating partnership	560	—
Consolidated subsidiaries	(6)	(5)
Net income (loss) attributable to common shareholders	$(11,463)	$17,911

Earnings (loss) per common share - Basic:	$(0.12)	$0.18
Earnings (loss) per common share - Diluted:	$(0.12)	$0.18
Weighted average shares outstanding	99,248	99,248

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to FFO and Recurring FFO

The following table reflects the reconciliation of FFO and Recurring FFO to net income (loss) attributable to common shareholders, the most directly comparable GAAP measure, for the three months ended March 31, 2015.

	Three months ended March 31, 2015
	(in thousands)	(per diluted share(1))
Net income (loss) attributable to common shareholders	$(11,463)	$(0.11)
Adjustments:
Rental property depreciation and amortization	13,538	0.13
Limited partnership interests in operating partnership	(560)	(0.01)
Funds From Operations	1,515	0.01

Transaction costs related to the spin-off	21,859	0.21
One-time equity awards related to the spin-off	7,143	0.07
Environmental remediation costs	1,379	0.01
Tenant settlement income	(1,260)	(0.01)
Debt restructuring expenses	1,034	0.01
Recurring Funds From Operations	$31,670	$0.30

Weighted average diluted shares(1)	105,170

(1) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the period presented is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 5.9 million OP and LTIP units which are redeemable into our common stock. These redeemable units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

Reconciliation of Income (Loss) before Income Taxes to NOI and Same-Property NOI

The following table reflects the reconciliation of NOI and same-property NOI to income (loss) before income taxes, the most directly comparable GAAP measure, for the three months ended March 31, 2015 and 2014.

	(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands)	2015	2014
Income (loss) before income taxes	$(11,476)	$18,647
Interest income	(11)	(9)
Interest and debt expense	15,169	13,130
Operating income	3,682	31,768
Depreciation and amortization	13,732	13,598
General and administrative expense	12,326	5,109
Transaction costs	21,859	—
Subtotal	51,599	50,475
Less: non-cash rental income	(2,049)	(2,284)
Add: non-cash ground rent expense	349	366
NOI	49,899	48,557
Adjustments:
NOI related to properties being redeveloped	(3,774)	(3,652)
Tenant settlement and lease termination income	(1,260)	(216)
Environmental remediation costs	1,379	—
Management and development fee income from non-owned properties	(535)	(134)
Other	(160)	(192)
Subtotal adjustments	(4,350)	(4,194)
Same-property NOI	$45,549	$44,363

NOI and same-property NOI are non-GAAP financial measures. The company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for the three months ended March 31, 2015 and 2014.

	Three Months Ended March 31,
(Amounts in thousands)	2015	2014
Net income (loss)	$(12,017)	$17,916
Depreciation and amortization	13,732	13,598
Interest and debt expense	14,485	12,740
Amortization of deferred financing fees	684	390
Income tax expense	541	731
EBITDA	17,425	45,375
Adjustments for Adjusted EBITDA:
Transaction costs related to the spin-off	21,859	—
One-time equity awards related to the spin-off	7,143	—
Environmental remediation costs	1,379	—
Tenant settlement income	(1,260)	—
Debt restructuring expenses	1,034	—
Adjusted EBITDA	$47,580	$45,375